Exhibit 4.9

EXECUTION VERSION

FIFTH ADDENDUM TO ZAR4,500,000,000 TERM AND REVOLVING CREDIT FACILITIES

AGREEMENT

between

SIBANYE GOLD LIMITED

and

BANK OF CHINA LIMITED JOHANNESBURG BRANCH

FIRSTRAND BANK LIMITED (acting through its Rand Merchant Bank division)

NEDBANK LIMITED

(acting through its Nedbank Capital and Nedbank Corporate divisions)

as Mandated Lead Arrangers

and

ABSA BANK LIMITED

INVESTEC BANK LIMITED (acting through its Corporate and Institutional Banking Division)

JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH

THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its Corporate and

Investment Banking division)

as Co-Arrangers

with

NEDBANK LIMITED

(acting through its Nedbank Capital division)

as Facility Agent

and

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

as Lenders

THE GUARANTORS LISTED IN SCHEDULE 1

as Guarantors

and

OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED

as Debt Guarantor

CONTENTS

1. DEFINITIONS AND INTERPRETATION	1
2. INTRODUCTION	3
3. SUSPENSIVE CONDITIONS	3
4. AMENDMENT	3
5. REPRESENTATIONS AND WARRANTIES	5
6. ISSUANCE OF DEBT GUARANTEES	5
7. VARIATION	6
8. COUNTERPARTS	6
SCHEDULE 1	7
PART I - FINANCIAL INSTITUTIONS	7
SCHEDULE 1	8
PART II – GUARANTORS	8
SCHEDULE 2	9
CP DOCUMENTS	9

- i -

PARTIES:

The Parties to this Agreement are:

(1)	SIBANYE GOLD LIMITED as Original Borrower;

(2)	BANK OF CHINA LIMITED JOHANNESBURG BRANCH, FIRSTRAND BANK LIMITED (acting through its Rand Merchant Bank division) and NEDBANK LIMITED (acting through its Nedbank Capital and Nedbank Corporate divisions) as mandated lead arrangers (Mandated Lead Arrangers);

(3)	ABSA BANK LIMITED, INVESTEC BANK LIMITED (acting through its Corporate and Institutional Banking Division), JPMORGAN CHASE BANK, N.A., JOHANNESBURG BRANCH and THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its Corporate and Investment Banking division), as co-arrangers (Co-Arrangers);

(4)	NEDBANK LIMITED (acting through its Nedbank Capital division) as agent of the other Finance Parties (Facility Agent);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 1 of Schedule 1 (The Lenders) as lenders (the Lenders);

(6)	THE GUARANTORS listed in Part 2 of Schedule 1 (The Guarantors) as guarantors (the Guarantors); and

(7)	OPICONSIVIA TRADING 305 (RF) PROPRIETARY LIMITED (Debt Guarantor).

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

1.1.1.	Agreement means this Addendum to the Facilities Agreement and the Schedules attached;

1.1.2.	Amended Intercreditor Agreement means the Intercreditor Agreement as amended to provide for, inter alia, the accession of the Eskom Guarantee Facility Providers and the WCF Providers and to permit the Eskom Guarantee Facility Providers and the WCF Providers to share in the Transaction Security;

1.1.3.	Amendment Date means the CP Satisfaction Date;

1.1.4.	CP Documents means all of the documents and other evidence listed in Schedule 2 (CP Documents) hereto;

1.1.5.	CP Satisfaction Date means the date on which the suspensive conditions to this Agreement referred to in Clause 3 (Suspensive Conditions) have been fulfilled, waived or deferred in accordance with the provisions of this Agreement;

1.1.6.	Facilities Agreement means the written agreement entitled “Term and Revolving Credit Facilities Agreement” entered into among the Original Borrower and the Finance Parties on or about 10 December 2013, as amended by a first addendum dated 13 March 2014, a second addendum dated 12 May 2014, a third addendum dated 22 July 2014 and a fourth addendum dated 13 August 2014 and to which the Guarantors acceded on or about 15 August 2014;

1.1.7.	Intercreditor Agreement means the Intercreditor Agreement concluded between the Facility Agent, the Debt Guarantor and the Lenders on 10 December 2013;

1.1.8.	Long Stop Date means 30 October 2014 or such later date as agreed between the Original Borrower and the Facility Agent in writing;

1.1.9.	Parties means:

1.1.9.1.	the Original Borrower;

1.1.9.2.	the Guarantors;

1.1.9.3.	the Mandated Lead Arrangers;

1.1.9.4.	the Co-Arrangers;

1.1.9.5.	the Debt Guarantor;

1.1.9.6.	the Lenders; and

1.1.9.7.	the Facility Agent,

and Party means, as the context requires, any of them;

1.1.10.	Signature Date means the date of the signature of this Agreement by the Party last signing it in time.

1.2.	Facilities Agreement

1.2.1.	Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Facilities Agreement.

1.2.2.	The provisions of Clause 1.3 (Construction), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors), Clause 28 (Payment Mechanics), Clause 30 (Notices), Clause 32 (Partial Invalidity), Clause 33 (Remedies and Waivers), Clause 34 (Amendments and Waivers), Clause 35 (Confidentiality), Clause 37 (Renunciation of Benefits), Clause 38 (Counterparts), Clause 39 (Waiver of Immunity), Clause 40 (Sole Agreement), Clause 41 (No Implied Terms), Clause 42 (Extensions and Waivers), Clause 43 (Independent Advice), Clause 44 (Governing Law and Jurisdiction) of the Facilities Agreement shall mutatis mutandis apply to this Agreement as if set out in this Agreement in full.

1.2.3.	This Agreement and the rights and obligations of the Parties shall in all respects be subject to the terms and conditions of the Facilities Agreement and in the event of any conflict between the provisions of this Agreement (including, without limitation, terms defined herein) and the provisions of the Facilities Agreement, the provisions of this Agreement shall prevail.

2.	INTRODUCTION

The Parties hereto have agreed to amend and restate the Facilities Agreement on the terms and conditions of this Agreement.

3.	SUSPENSIVE CONDITIONS

3.1.	This Agreement, save for the provisions of Clause 1 (Definitions and Interpretation), this Clause 3 (Suspensive Conditions), Clause 8 (Variation) and Clause 8 (Counterparts), which shall be of immediate force and effect, is subject in its entirety to the Facility Agent having, by no later than the Long Stop Date, confirmed by notice in writing to the Parties that:

3.1.1.	all of the CP Documents have been delivered to the Facility Agent in a form and in substance satisfactory to the Facility Agent (other than to the extent that the giving of the notice by the Facility Agent under this Clause 3.1 comprises a CP Document); or

3.1.2.	to the extent that any CP Documents are not in a form and in substance satisfactory to the Facility Agent or have not been delivered, the Facility Agent has waived or deferred delivery of those CP Documents which are not in a form and in substance satisfactory to it or which have not been delivered.

3.2.	The suspensive conditions referred to in Clause 3.1 (each inclusive) above may only be waived with the consent of all the Lenders.

3.3.	If any of the suspensive conditions remain unfulfilled and have not been waived or deferred pursuant to the provisions of this Agreement by the Long Stop Date for any reason whatsoever, then this Agreement, save for the provisions of Clause 1 (Definitions and Interpretation), this Clause 3 (Suspensive Conditions), Clause 8 (Variation) and Clause 8 (Counterparts), which shall remain of full force and effect and by which the Parties shall remain bound, shall cease to be of any force and effect and the Parties shall be restored to the position in which they would have been had this Agreement not been entered into and no Party shall have any claim against any other Party arising out of or in connection with this Agreement.

4.	AMENDMENT

The Parties agree that the Facilities Agreement shall be amended as set out below with effect from the Amendment Date:

4.1.	by the insertion of the following new definitions in Clause 1 (Definitions and Interpretation) in alphabetical order:

“Eskom means Eskom Holdings SOC Ltd, a public company duly incorporated under the laws of South Africa with registration number 2002/015527/06;”;

“Eskom Debt Guarantee means each debt guarantee issued or to be issued by the Debt Guarantor in favour of an Eskom Guarantee Facility Provider for the obligations of the Original Borrower and the Guarantors under the relevant Eskom Guarantee Facility Agreement, and which are to rank pari passu to the Debt Guarantee issued in favour of the Finance Parties, in form and substance satisfactory to the Facility Agent (acting on the instruction of all Lenders);”;

“Eskom Guarantee Facility Agreements means the facility agreements entered into or to be entered into amongst the Eskom Guarantee Facility Providers and the Original Borrower, pursuant to which the Eskom Guarantee Facility Providers make available guarantee facilities which in aggregate amount to no more than ZAR500,000,000 to the Original Borrower and the Guarantors for the sole purpose of issuing guarantees in favour of Eskom, and which in each case be entered into on market related terms and terms and conditions usual for guarantee facilities of this nature;”;

“Eskom Guarantee Facility Providers means the provider or providers of the guarantee facilities pursuant to the Eskom Guarantee Facility Agreements;”;

“WCF Agreements means the facility agreements entered into or to be entered into amongst the WCF Providers and the Original Borrower, pursuant to which the WCF Providers make available working capital facilities which in aggregate amount to no more than ZAR500,000,000 to the Original Borrower, and which in each case shall be entered into on market related terms and terms and conditions usual for working capital facilities of this nature;”;

“WCF Debt Guarantees means each debt guarantee issued or to be issued by the Debt Guarantor in favour of a WCF Provider for the obligations of the Original Borrower under the relevant WCF Agreement, and which are to rank pari passu to the Debt Guarantee issued in favour of the Finance Parties, in form and substance satisfactory to the Facility Agent (acting on the instruction of all Lenders);”;

“WCF Providers means the provider or providers of the working capital facilities pursuant to the WCF Agreements;”;

4.2.	by the deletion of Clause 1.1.140.2 in the definition of “Security Release Conditions” and replacing it with the following Clause 1.1.140.2:

“the ratio of (i) the aggregate of Consolidated Gross Borrowings plus any amounts outstanding under the WCF Agreements plus any Financial Indebtedness under Clause 1.1.120.7 if any demand or claim has been made thereunder plus the amount of any demand made in respect of any guarantee issued under the Eskom Guarantee Facility Agreements, all as at the Release Date to (ii) Consolidated EBITDA in respect of the immediately preceding Measurement Period does not exceed 1.25 times; and”;

4.3.	by the deletion of the definition of “Consolidated Net Borrowings” in Clause 1.2.5 and replacing it with the following definition :

“Consolidated Net Borrowings means, at any time, the Consolidated Gross Borrowings, but including any Financial Indebtedness incurred under Clauses 1.1.120.6, 1.1.120.8 and 1.1.120.11 (other than Financial Indebtedness incurred under the Eskom Guarantee Facility Agreements) and including any Financial Indebtedness under Clause 1.1.120.7 if any demand or claim has been made thereunder or the Eskom Guarantee Facility Agreements if any demand or claim has been made thereunder, adjusted to take account of the aggregate amount of Cash and Cash Equivalents held by any member of the Group and so that no amount shall be included or excluded more than once;”;

4.4.	by the deletion of Clause 21.18 (Obligors) in its entirety;

4.5.	by the deletion of Clause 21.25 (Debt Guarantor Undertaking) and replacing it with a new Clause 21.25 to read as follows:

“Debt Guarantor Undertaking

The Debt Guarantor undertakes in favour of the Original Borrower, the Facility Agent and all of the Lenders that it shall not issue any debt guarantee, other than the Debt Guarantee, the debt guarantee issued to the lenders in connection with the Existing Borrower Indebtedness on or about 22 August 2013, the Eskom Debt Guarantee and the WCF Debt Guarantee, during the Term without the prior written consent of the Original Borrower, the Facility Agent and all of the Lenders.”; and

4.6.	by the insertion of a new Clause 21.26 to read as follows:

“Other Facilities

4.6.1.	The Original Borrower shall, within 2 (two) Business Days after execution thereof, deliver to the Facility Agent copies of the Eskom Guarantee Facility Agreement and WCF Agreements.

4.6.2.	The Original Borrower shall not amend or waive, or agree to any amendment or waiver of, any material term of the Eskom Guarantee Facility Agreement or WCF Agreements which has the effect of the Eskom Guarantee Facility or the WCF Facilities no longer being provided on market- related terms, without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders).”.

5.	REPRESENTATIONS AND WARRANTIES

5.1.	Representations and Warranties

Each Obligor makes the Repeating Representations set out in Clause 18 (Representations) of the Facilities Agreement to each Finance Party on the Signature Date and the Amendment Date.

5.2.	Reliance

The Finance Parties have entered into this Agreement on the strength of, and relying on, the representations and warranties set out in Clause 5.1 (Representations and Warranties), each of which shall be deemed to be a separate representation and warranty given without prejudice to any other representation and warranty and be deemed to be a material representation inducing the Finance Parties to enter into this Agreement to which each of them is a party.

6.	ISSUANCE OF DEBT GUARANTEES

6.1.	The Parties record that the Intercreditor Agreement is required to be amended to provide for the accession of the Eskom Guarantee Facility Provider and the WCF Providers to allow each of them to share in the Transaction Security and to make certain related amendments.

6.2.	Subject to:

6.2.1.	the Amended Intercreditor Agreement becoming of full force and effect;

6.2.2.	delivery of the documents set out in Schedule 3 (CP Documents to issuance of Debt Guarantees) in form and substance satisfactory to the Facility Agent, to the Facility Agent; and

6.2.3.	the Eskom Guarantee Facility Provider having acceded to the Amended Intercreditor Agreement in accordance with its terms;

the Original Borrower and each Finance Party hereby authorise the Debt Guarantor to issue an Eskom Debt Guarantee in favour of an Eskom Guarantee Facility Provider. The Facility Agent shall promptly notify the Debt Guarantor in writing once the requirements set out in this Clause 6.2 have been fulfilled to its satisfaction.

6.3.	Subject to:

6.3.1.	the Amended Intercreditor Agreement becoming of full force and effect;

6.3.2.	delivery of the documents set out in Schedule 3 (CP Documents to issuance of Debt Guarantees) as they relate to the WCF Agreements in form and substance satisfactory to the Facility Agent, to the Facility Agent; and

6.3.3.	the WCF Provider having acceded to the Amended Intercreditor Agreement in accordance with its terms,

the Original Borrower and each Finance Party hereby authorise the Debt Guarantor to issue a WCF Debt Guarantee in favour of a WCF Provider. The Facility Agent shall promptly notify the Debt Guarantor in writing once the requirements set out in this Clause 6.3 have been fulfilled to its satisfaction.

7.	VARIATION

No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless reduced to writing and signed by or on behalf of the Parties.

8.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SCHEDULE 1

PART I - FINANCIAL INSTITUTIONS

ABSA Bank Limited	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1986/004794/06

Ashburton SA Credit Co-Investment Fund 1 (RF) Limited	A public company duly incorporated under the laws of South Africa, with registration number 2014/072618/06

Bank of China Limited Johannesburg Branch	An external company and registered bank duly incorporated in accordance with the laws of South Africa, with registration number 2000/008434/10

FirstRand Bank Limited (acting through its Rand Merchant Bank division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1929/001225/06

iNguza Investments (RF) Limited	A public company duly incorporated under the laws of South Africa, with registration number 2008/003346/06

Investec Bank Limited (acting through its Corporate and Institutional Banking Division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1969/004763/06

JPMorgan Chase Bank, N.A., Johannesburg Branch	An external company and registered bank duly incorporated in accordance with the laws of South Africa, with registration number 2001/016069/10

Nedbank Limited (acting through its Nedbank Capital and Nedbank Corporate divisions)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1951/000009/06

The Standard Bank of South Africa Limited (acting through its Corporate and Investment Banking division)	A public company and registered bank duly incorporated under the laws of South Africa, with registration number 1962/000738/06

SCHEDULE 1

PART II – GUARANTORS

Ezulwini Mining Company Proprietary Limited	A private company duly incorporated under the laws of South Africa, with registration number 2004/028640/07

Rand Uranium Proprietary Limited	A private company duly incorporated under the laws of South Africa, with registration number 2007/007531/07

SCHEDULE 2

CP DOCUMENTS

1.	Legal opinions

The following legal opinions, each addressed to the Facility Agent and the Lenders and capable of being relied upon by any persons who become Finance Parties:

1.1	a legal opinion of the Legal Adviser dealing with, inter alia, the legality, validity and enforceability of this Agreement; and

1.2	a legal opinion of Baker McKenzie, legal advisers to the Obligors in South Africa, dealing with the capacity and authority of the Obligors to enter into this Agreement, which opinion will include, but will not be limited to, confirmation that the limit on the Obligors’ powers will not be exceeded as a result of the borrowings or indemnities contemplated by this Agreement and the Finance Documents, substantially in the form distributed to the Lenders prior to signing this Agreement.

2.	Finance Documents

A duly executed original of this Agreement.

3.	Other Consents, Approvals and Authorisations

A copy of any other consent, approval, authorisation, document, opinion or assurance required from the Obligors which the Facility Agent considers to be necessary or desirable (if it has notified the Original Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this Agreement and the Finance Documents or for the validity and enforceability of this Agreement and the Finance Documents.

SCHEDULE 3

CP DOCUMENTS TO ISSUANCE OF DEBT GUARANTEES

1.	Documentation of the Original Borrower

1.1	A copy of the constitutional documents of the Original Borrower or confirmation that none of the constitutional documents previously delivered by the Original Borrower to the Facility Agent have been amended and is correct, complete and in full force and effect.

1.2	If required under applicable law, a copy of a resolution of the board of directors of the Original Borrower complying with the requirements of section 45(3)(b) and section 45(4) of the Companies Act as they relate to the provision of financial assistance in connection with the entry into of the Eskom Guarantee Facility Agreements and the WCF Agreements.

1.3	If required under applicable law, a copy of a special resolution of the shareholders of the Original Borrower approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by the Original Borrower pursuant to section 45(2) of the Companies Act in connection with the provision of financial assistance in favour of the Eskom Guarantee Facility Providers and the WCF Providers.

1.4	A specimen of the signature of each person authorised by the resolution referred to in Clause Error! Reference source not found. above.

1.5	To the extent required by the Companies Act or other applicable law, and with reference to the constitutional documents of the Original Borrower, a copy of a resolution duly passed by the holders of the issued shares of the Original Borrower, approving the terms of, and the transactions contemplated by, the WCF Agreements and the Eskom Guarantee Facility Agreements Finance Documents to which the Borrower is a party, or to the extent not required, a legal opinion evidencing that it is not required.

1.6	A certificate from the Original Borrower (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

1.7	A certificate of an authorised signatory of the Original Borrower certifying that each copy document relating to it specified in this Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

1.8	A certificate signed by a director of the Original Borrower certifying in writing that business rescue proceedings have not commenced in respect of the Original Borrower or any Material Group Company.

2.	Documentation of each Guarantor

2.1	A copy of the constitutional documents of each Guarantor or confirmation that none of the constitutional documents previously delivered by the relevant Guarantor to the Facility Agent have been amended and is correct, complete and in full force and effect.

2.2	A copy of a resolution of the board or, if applicable, a committee of the board of directors of each Guarantor complying with the requirements of section 45(3)(b), section 45(4) and section 46 of the Companies Act as they relate to the provision of financial assistance and the making of a distribution with the entry into of the Eskom Guarantee Facility Agreements and the WCF Agreements.

2.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph Error! Reference source not found. above.

2.4	If required by applicable law or by the constitutional documents of each Guarantor, a copy of a resolution passed by the requisite majority of the holders of the issued shares of the relevant Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party.

2.5	If required under applicable law, a copy of a special resolution of the shareholders of each Guarantor approving, in accordance with section 45(3)(a)(ii) of the Companies Act, any financial assistance to be granted by the relevant Guarantor pursuant to section 45(2) of the Companies Act in connection with the provision of financial assistance in favour of the Eskom Guarantee Facility Providers and the WCF Providers.

2.6	A certificate of each Guarantor, (signed by a director) confirming that borrowing or guaranteeing the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

2.7	A certificate of an authorised signatory of the relevant Guarantor, certifying that each copy document listed in this paragraph 2 of Schedule 3 is correct, complete and in full force and effect as at a date no earlier than the date of the Signature Date.

2.8	A certificate signed by a director of each Guarantor certifying in writing that business rescue proceedings have not commenced in respect of the relevant Guarantor.

3.	Legal opinions

A legal opinion of Baker McKenzie, legal advisers to the Obligors in South Africa, which opinion will include, but will not be limited to, confirmation that the requirements of section 45 and section 46, to the extent applicable, have been complied with by the relevant Obligors in connection with the entry into of the WCF Agreements and the Eskom Guarantee Facility Agreements, substantially in the form distributed to the Lenders prior to signing this Agreement.

- SIGNATURE PAGES -

SIGNED at Westonaria on this the 6th day of October 2014.

For and on behalf of
SIBANYE GOLD LIMITED (as Original Borrower)

/s/ C Keyter
Signatory: C Keyter
Capacity: CFO
Who warrants his authority hereto

SIGNED at Westonaria on this the 6th day of October 2014.

For and on behalf of
EZULWINI MINING COMPANY PROPRIETARY LIMITED
(as Guarantor)

/s/ C Keyter
Signatory: C Keyter
Capacity: CFO
Who warrants his authority hereto

Signatory:
Capacity:
Who warrants his authority hereto

SIGNED at Westonaria on this the 6th day of October 2014.

For and on behalf of
RAND URANIUM PROPRIETARY LIMITED (as Guarantor)

/s/ C Keyter
Signatory: C Keyter
Capacity: CFO
Who warrants his authority hereto

Signatory:
Capacity:
Who warrants his authority hereto

SIGNED at Johannesburg on this the 6th day of October 2014.

For and on behalf of
BANK OF CHINA LIMITED
JOHANNESBURG BRANCH (as Original
Lender and Mandated Lead Arranger)

/s/ DR Feng Li
Signatory: DR Feng Li
Capacity: Executive Vice President
Who warrants his authority hereto

SIGNED at Sandton on this the 6th day of October 2014.

For and on behalf of
FIRSTRAND BANK LIMITED (acting through its RAND MERCHANT BANK division)
(as Original Lender and Mandated Lead
Arrangers)

/s/ U. Lucht
Signatory: U. Lucht
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ H. Mathiesen
Signatory: H. Mathiesen
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Johannesburg on this the 6th day of October 2014.

For and on behalf of
NEDBANK LIMITED (acting through its
Nedbank Capital division)
(as Facility Agent, Original Lender and
Mandated Lead Arranger)

/s/ PA van Kerckhoven
Signatory: PA van Kerckhoven
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ G.L. Webber
Signatory: G.L. Webber
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Johannesburg on this the 6th day of October 2014.

For and on behalf of
NEDBANK LIMITED (acting through its
Nedbank Corporate division)
(as Original Lender and Mandated Lead
Arranger)

/s/ A. Patel
Signatory: A. Patel
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ M. Steenkamp
Signatory: M. Steenkamp
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Johannesburg on this the 6th day of October 2014.

For and on behalf of
ABSA BANK LIMITED
(as Original Lender and Co-Arranger)

/s/ A Sam
Signatory: A Sam
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ A Chetty
Signatory: A Chetty
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Johannesburg on this the 6th day of October 2014.

For and on behalf of
INVESTEC BANK LIMITED (acting through its Corporate and Institutional Banking Division) (as Original Lender and Co- Arranger)

/s/ H.A. Van Dalsen
Signatory: H.A. Van Dalsen
Capacity: Authorised Signatory
Who warrants his authority hereto

/s/ P. Ford
Signatory: P. Ford
Capacity: Authorised Signatory
Who warrants his authority hereto

SIGNED at Johannesburg on this the 6th day of October 2014.

For and on behalf of
JPMORGAN CHASE BANK, N.A.,
JOHANNESBURG BRANCH
(as Original Lender and Co-Arranger)

/s/ M Hussey
Signatory: M Hussey
Capacity: Managing Director
Who warrants his authority hereto

SIGNED at Rosebank on this the 6th day of October 2014.

For and on behalf of
THE STANDARD BANK OF SOUTH AFRICA LIMITED (acting through its CORPORATE AND INVESTMENT BANKING division)
(as Original Lender and Co-Arranger)

/s/ Z Sarang
Signatory: Z Sarang
Capacity: Executive Vice President
Who warrants his authority hereto

SIGNED at Sandton on this the 6th day of October 2014.

For and on behalf of
ASHBURTON SA CREDIT CO- INVESTMENT FUND 1 (RF) LIMITED (as Lender)

/s/ C Sherman R Pampel
Signatory: C Sherman R Pampel
Capacity: Director
Who warrants his authority hereto

/s/ Richard Pampel
Signatory: Richard Pampel
Capacity: Director
Who warrants his authority hereto

SIGNED at Sandton on this the 6th day of October 2014.

For and on behalf of
iNGUZA INVESTMENTS (RF) LIMITED (as
Lender)

/s/ B van der Merwe
Signatory: B van der Merwe
Capacity: Director
Who warrants his authority hereto

SIGNED at Claremont on this the 6th day of October 2014.

For and on behalf of
OPICONSIVIA TRADING 305 (RF)
PROPRIETARY LIMITED (as Debt
Guarantor)

/s/ T. Ross-Gillespie
Signatory: T. Ross-Gillespie
Capacity: Director
Who warrants his authority hereto

Signatory:
Capacity:
Who warrants his authority hereto